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Exhibit 1.2

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is for use in accepting the Offer by Industrial Alliance Insurance and Financial Services Inc. to purchase all outstanding Common Shares of Clarington Corporation.

LETTER OF TRANSMITTAL AND ELECTION FORM

for Deposit of Common Shares of

CLARINGTON CORPORATION

Pursuant to the Offer dated November 18, 2005 made by

INDUSTRIAL ALLIANCE INSURANCE AND
FINANCIAL SERVICES INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON DECEMBER 28, 2005, UNLESS EXTENDED OR WITHDRAWN.

        This Letter of Transmittal and Election Form (the "Letter of Transmittal") or a facsimile thereof, properly completed and duly executed, together with all other required documents, must accompany certificates representing common shares (the "Clarington Shares") of Clarington Limited ("Clarington") deposited pursuant to the offer dated November 18, 2005 (the "Offer"), made by Industrial Alliance Insurance and Financial Services Inc. (the "Offeror") to holders of Clarington Shares ("Shareholders").

        The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer (the "Offer to Purchase") and accompanying Circular (the "Circular") (together, the "Offer and Circular") dated November 18, 2005, have the meanings given to them in the Offer and Circular.

        The Depositary, the Dealer Manager, or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this document for addresses and telephone numbers). A Shareholder who wishes to deposit Clarington Shares under the Offer and whose Clarington Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Clarington Shares under the Offer.

        Shareholders who wish to deposit Clarington Shares but whose certificates representing such Clarington Shares are not immediately available or who are not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time must deposit their Clarington Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery". See Instruction 2 herein, "Procedure for Guaranteed Delivery".

Please read carefully the Instructions set forth below before completing this Letter of Transmittal

TO:	INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
AND TO:	Computershare Investor Services Inc. (the "Depositary"), at its offices set out herein

        The undersigned delivers to you the enclosed certificate(s) for Clarington Shares and, subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer for such Clarington Shares. The following are the details of the enclosed certificate(s):

BOX 1

Certificate Number(s) (if available)	Name(s) in which Registered (please print)	Number of Clarington Shares Represented by Certificate	Number of Clarington Shares Deposited

TOTAL

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

BOX 2 ELECTION FOR CASH AND/OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Clarington Shares represented by the certificate(s) listed in Box 1 above. Shareholders may elect to receive either the Cash Alternative (Choice A), the Share Alternative (Choice B), or the combination of the Cash Alternative and Share Alternative (Choice C).
Shareholders may choose only ONE of the choices below:
☐ Choice A — The CASH ALTERNATIVE
Shareholders who check this box will receive Cdn.$14.25 in cash for each Clarington Share deposited under this Choice A
☐ Choice B — The SHARE ALTERNATIVE

Shareholders who check this box will receive that fraction of one common share of the Offerer (an "Industrial Alliance Share") as is equal to the Exchange Ratio (as defined in the Offer and Circular) for each Clarington Share deposited under this Choice B (subject to proration).
☐ Choice C — Combination of the CASH ALTERNATIVE and SHARE ALTERNATIVE

Shareholders who check this box will receive a combination of cash (Cdn.$14.25 for each Clarington Share) and that fraction of one Industrial Alliance Share as is equal to the Exchange Ratio (as defined in the Offer and Circular) with respect to the applicable number of Clarington Shares deposited under this Choice C (subject to pro ration). (Please indicate below the number of Clarington Shares being respectively deposited to the Cash Alternative and the Share Alternative under this Choice C)
Clarington Shares deposited under this Choice C pursuant to the Cash Alternative
and
Clarington Shares deposited under this Choice C pursuant to the Share Alternative

If a Shareholder fails to elect the Cash Alternative or does not properly elect either the Cash Alternative, on the one hand, or the Share Alternative, on the other hand, with respect to any Clarington Shares deposited by them pursuant to the Offer, such Shareholder will be deemed to have elected the Cash Alternative and will be entitled to receive only Cdn.$14.25 as consideration for each of such Shareholder's Clarington Shares, subject to proration as described in Section 1 of the Offer to Purchase, "The Offer".

Fractional Industrial Alliance Shares will not be issued in connection with the Offer. Where a Shareholder is to receive Industrial Alliance Shares as consideration under the Offer and the aggregate number of Industrial Alliance Shares to be issued to such Shareholder would result in a fraction of an Industrial Alliance Share being issuable, the number of Industrial Alliance Shares to be received by such Shareholder will be rounded down and the amount of cash to be received by such Shareholder will correspondingly be increased such that the Maximum Take-up Date Share Consideration is issued in respect of Clarington Shares taken up on such Take-Up Date.

As described in the Offer, the cash consideration available under the Offer is not limited by the number of Clarington Shares deposited to the Offer pursuant to the Cash Alternative and the maximum number of Industrial Alliance Shares issuable under the Offer is limited to that number of Industrial Alliance Shares that is equal to 25% of the aggregate value of the Clarington Shares being purchased pursuant to the Offer with the share exchange ratio based upon the volume weighted average closing price of the Industrial Alliance Shares on the Toronto Stock Exchange (the "TSX") over the five (5) business days ending one (one) business day prior to the Initial Expiry Date (as defined in the Offer and Circular). The share consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Subsequent Acquisition Transaction or Compulsory Acquisition Transaction does not exceed this aggregate amount and will be based on the number of Clarington Shares acquired in proportion to the number of Clarington Shares outstanding on an adjusted fully-diluted basis, as set forth in Section 1 of the Offer, "The Offer".

If a shareholder delivers a Notice of Guaranteed Delivery in respect of Clarington Shares deposited with this Letter of Transmittal, the election (or deemed election) made in that Notice of Guaranteed Delivery as to the consideration to be received shall supersede any election made in this Letter of Transmittal. See Instruction 2 herein.

        The person signing this Letter of Transmittal (the "signatory") acknowledges receipt of the Offer and Circular and acknowledges that there will be a binding agreement between the signatory and the Offeror effective immediately following the Offeror taking up the Clarington Shares covered by this Letter of Transmittal and delivered to the Depositary (the "Deposited Shares") in accordance with the terms and subject to the conditions of the Offer. The signatory represents and warrants that: (i) the signatory has full power and authority to deposit, sell, assign and transfer all right, title and interest in and to the Deposited Shares and in and to all rights and benefits arising from such Deposited Shares, including, without limitation, any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on or after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, "Distributions") being deposited to the Offer; (ii) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person; (iii) the deposit of the Deposited Shares and Distributions complies with applicable Laws; and (iv) when the Deposited Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer to Purchase and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer to Purchase, the signatory irrevocably accepts the Offer for and in respect of the Deposited Shares and delivers to the Offeror the enclosed Clarington Share certificate(s) representing the Deposited Shares and, on and subject to the terms and conditions of the Offer to Purchase, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Shares, and in and to all rights and benefits arising from the Deposited Shares including any and all Distributions.

        If, on or after the date of the Offer, Clarington should divide, combine, reclassify, consolidate, convert or otherwise change any of the Clarington Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 5 of the Offer to Purchase, "Conditions of the Offer", make such adjustments as it deems appropriate to the purchase price or other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor) to reflect such division, combination, reclassification, consolidation, conversion or other change.

        Clarington Shares acquired pursuant to the Offer shall be transferred by the Shareholder and acquired by the Offerer free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Clarington Shares, whether or not separated from the Clarington Shares but subject to any Clarington Shares being validly withdrawn by or on behalf of the depositing Shareholder. If, on or after the date of the Offer, Clarington should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Clarington Shares, which is or are payable or distributable to Shareholders of record on a date prior to the transfer into the name of the Offeror or its nominees or transferees on the securities register maintained by or on behalf of Clarington in respect of Clarington Shares, then (a) in the case of any such cash dividend, distribution or payment that does not exceed the cash consideration per Clarington Share, the cash consideration payable per Clarington Share pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; and (b) in the case of any such cash dividend, distribution or payment that exceeds the cash consideration per Clarington Share, or in the case of any other dividend, distribution, payment, right or other interest, the whole of any such dividend, distribution, payment, right or other interest will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to any such dividend, distribution, payment, right or other interest and may withhold the entire amount of cash and share consideration payable by the Offeror pursuant to the Offer or deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

        The signatory irrevocably appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Shares covered by this Letter of Transmittal (which shares upon being taken up and paid for are, together with any Distributions thereon, referred to as the "Purchased Securities"), certain officers of the Offeror and any other person designated by the Offeror in writing (each an "Appointee") as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution, of the depositing Shareholder with respect to the Purchased Securities. This Letter of Transmittal authorizes an Appointee, in the name and on behalf of such Shareholder (a) to register or record the transfer of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of Clarington; (b) for so long as any Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any person or persons as the proxy of such Shareholder in respect of the Purchased Securities for all purposes, including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment thereof, including without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Clarington; and (c) to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder.

        A Shareholder accepting the Offer under the terms of this Letter of Transmittal revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Shares or any Distributions. The Shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Shares are not taken up and paid for under the Offer. A Shareholder accepting the Offer also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Clarington and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offerer any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offerer as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

        A Shareholder accepting the Offer covenants under the terms of this Letter of Transmittal to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority herein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder herein shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

        Settlement with each Shareholder who has validly deposited and not withdrawn his or her Clarington Shares will be made by the Depositary forwarding a cheque payable in Canadian funds, representing the cash consideration and/or share certificates representing the Industrial Alliance Shares to which such Shareholder is entitled. Unless otherwise directed in this Letter of Transmittal, the cheque and/or share certificate will be issued in the name of the registered holder of deposited Clarington Shares. Unless the person depositing Clarington Shares instructs the Depositary to hold the cheque and/or share certificate for pick-up by checking the appropriate box in this Letter of Transmittal, the cheque and/or share certificate will be forwarded by first class mail to such person at the address specified in this Letter of Transmittal. If no address is specified, cheques and/or share certificates will be forwarded to the address of the Shareholder as shown on the Clarington Share register maintained by or on behalf of Clarington. Cheques and/or share certificates mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

        The undersigned understands and acknowledges that payment for Clarington Shares tendered pursuant to this Letter of Transmittal will be made only after timely receipt by the Depositary of (i) such Clarington Shares, and (ii) this Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by this Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Clarington Shares on the purchase price of Clarington Shares purchased by the Offeror, regardless of any delay in making such payment.

        If any deposited Clarington Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Clarington Shares than are deposited, certificates for unpurchased Clarington Shares will be returned, at the Offerer's expense, to the depositing Shareholder as soon as is practicable following the Expiry Time or withdrawal and early termination of the Offer. Unless otherwise directed in this Letter of Transmittal, certificates representing unpurchased Clarington Shares will be forwarded to the address of the registered holder as shown on the securities register maintained by Clarington. Shareholders depositing Clarington Shares will not be required to pay any fees or commissions if they accept the Offer by transmitting their Clarington Shares directly to the Depositary or if they make use of the services of a member of the Soliciting Dealer Group to accept the Offer.

        By reason of the use by the signatory of an English language form of Letter of Transmittal, the signatory shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'envoi en langue anglaise par le signataire, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par l'offre acceptee par cette lettre d'envoi, de meme que tous les documents qui s'y rapportent, soient rediges exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BOX A REGISTRATION AND PAYMENT INSTRUCTIONS
ISSUE CHEQUE/INDUSTRIAL ALLIANCE SHARES IN THE NAME OF: (please print or type)
(Name)

(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Tax Identification, Social Insurance or Social Security Number)

BOX B DELIVERY INSTRUCTIONS
SEND CHEQUE/INDUSTRIAL ALLIANCE SHARES (Unless Box "C" is checked) TO: (please print or type)
Same as address in Box A or to:
(Name)

(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Tax Identification, Social Insurance or Social Security Number)

BOX C SPECIAL PICK-UP INSTRUCTIONS
☐ HOLD CHEQUE/INDUSTRIAL ALLIANCE SHARES FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED. (Check box)

BOX D U.S. SHAREHOLDERS (See Instruction 2)

A U.S. Shareholder is any Shareholder that is either (A) providing an address in Box "B" which is located within the United States or any territory or possession thereof or (B) a U.S. person for United States federal income tax purposes.
INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:
☐ The owner signing this Letter of Transmittal represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.
☐ The owner signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

IF YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED BELOW, OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN THE INSTRUCTIONS.

BOX E DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY (See Instruction 2)
☐ CHECK HERE IF CLARINGTON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)
Name of Registered Holder
Date of Execution of Notice of Guaranteed Delivery
Window Ticket Number (if any)
Name of Institution which Guaranteed Delivery

BOX F DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER (See Instruction 8)
The owner signing this Letter of Transmittal represents that the dealer who solicited and obtained this deposit is: (please print or type)

(Firm)	(Address)	(Telephone Number) (Fax)

(Registered Representative)	(Registered Representative Identification Number)
☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED
☐ CHECK HERE IF DISKETTE TO FOLLOW

SHAREHOLDER SIGNATURE

By signing below, the Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by (if required under Instruction 4):
Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative — See Instructions 3, 4 and 5

Name of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile of Shareholder or daytime telephone number and facsimile of Authorized Representative

Tax Identification, Social Insurance or Social Security Number of Shareholder

SUBSTITUTE FORM W-9
TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY

SUBSTITUTE Form W-9 Department of the Treasury IRS Payer's Request for Taxpayer Identification Number and Certification

Part 1 — Taxpayer Identification Number ("TIN") — For all accounts, enter your TIN on the appropriate line at right. (For most individuals, this is your social security number. If you do not have a TIN, see "Obtaining a Number" in the Guidelines for Certification of Taypayer Identification Number on Substitute Form W-9 ("W-9 Guidelines") included in this form). CERTIFY BY SIGNING AND DATING BELOW. For further instructions, see W-9 Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed W-9 Guidelines to determine which number to give the payer.	Social Security Number(s) (If awaiting TIN, write "Applied For") OR Employer Identification Number(s) (If awaiting TIN, write "Applied For")

Part 2 — For payees exempt from backup withholding, please write "Exempt" here (see Instructions), and complete the Substitute Form W-9.

Name:
Business Name (if different from above):

Please check appropriate box
☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other
Address:
City: State: Zip Code

Part 3 — Certification — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me); and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Signature of US Person Date.

NOTE: FAILURE TO FURNISH YOUR CORRECT TIN MAY RESULT IN A U.S. $50 PENALTY IMPOSED BY THE IRS AND IN BACKUP WITHHOLDING OF 28% OF THE GROSS AMOUNT OF CONSIDERATION PAID TO YOU (WHETHER IN CASH OR IN INDUSTRIAL ALLIANCE SHARES) PURSUANT TO THE OFFER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED "W-9 GUIDELINES" THAT FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
"APPLIED FOR" IN PART 1 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a TIN by the time of payment, 28% of the gross proceeds of such payment may be withheld.

INSTRUCTIONS

1.     Use of Letter of Transmittal

  (a)
  This Letter of Transmittal or a facsimile thereof, properly completed and duly executed, covering the Clarington Shares deposited pursuant to the Offer, in either case with the signature(s) guaranteed if required in Instruction 4 below, together with accompanying certificates representing the Deposited Shares and all other documents required by the terms of the Offer to Purchase and this Letter of Transmittal must be received by the Depositary at any of the offices specified on the back cover page at or prior to 5:00 p.m. (Toronto time), on December 28, 2005, unless the Offer in respect of the Clarington Shares is accelerated, extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

  (b)
  The method used to deliver this Letter of Transmittal and any accompanying certificates representing Clarington Shares is at the option and risk of the depositing Shareholder. If certificates for Clarington Shares are to be sent by mail, registered mail with return receipt requested, properly insured, is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to such time. Delivery will only be effective upon actual receipt of certificates for such Clarington Shares by the Depositary.

  (c)
  Shareholders whose Clarington Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Clarington Shares.

2.     Procedure for Guaranteed Delivery

        If a Shareholder wishes to deposit Clarington Shares pursuant to the Offer and the certificates representing such Clarington Shares are not immediately available or the holder cannot deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time, those Clarington Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution;

  (b)
  a Notice of Guaranteed Delivery (which is printed on green paper) in the form accompanying the Offer and Circular or a facsimile thereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified in the Notice of Guaranteed Delivery, is received by the Depositary at its Toronto office as set out in the Notice of Guaranteed Delivery, at or prior to the Expiry Time; and

  (c)
  the certificate(s) representing all deposited Clarington Shares, together with this Letter of Transmittal or a facsimile hereof, relating to such Clarington Shares, properly completed and duly executed, with any required signature guarantees relating to such Clarington Shares, and all other documents required by this Letter of Transmittal, are received by the Depositary at its Toronto office at the applicable address specified in the Notice of Guaranteed Delivery before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

        The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Toronto office of the Depositary at the applicable address set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying certificates to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

3.     Signatures

        No signature guarantee is required on this Letter of Transmittal if:

  (a)
  this Letter of Transmittal is signed by the registered owner of the Clarington Shares exactly as the name of the registered holder appears on the Clarington Share certificate deposited herewith, and the cash payable and/or the certificates for Industrial Alliance Shares issuable, in each case under the Offer, are to be delivered directly to such registered holder, or

  (b)
  Clarington Shares are deposited for the account of an Eligible Institution.

        In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. If a certificate representing Clarington Shares is registered in the name of a person other than the signatory of this Letter of Transmittal or if the cash payable and/or certificates for the Industrial Alliance Shares issuable are to be delivered to a person other than the registered owner, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered owner appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

4.     Guarantee of Signatures

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Clarington or if payment is to be issued in the name of a person other than the registered owner(s) of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

        Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of the Offerer or the Depositary, in their sole discretion, may require additional evidence of authority or additional documentation.

6.     Delivery Instructions

        If any cheque(s) or certificate(s) are to be sent to someone at an address other than the address of the Shareholder at it appears in Box A on this Letter of Transmittal, entitled "Registration and Payment Instructions", then Box B on this Letter of Transmittal, entitled "Delivery Instructions", should be completed. If Box B is not completed, any cheque(s) or certificate(s) in respect of Industrial Alliance Shares issued in exchange for Clarington Shares will be mailed to the depositing Shareholder at the address of the Shareholder as it appears in Box A or, if no address of the Shareholder is provided in Box A, then it will be mailed to the address of the Shareholder as it appears on the securities register of Clarington. Any cheque(s) or certificate(s) mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.     Partial Deposits

        If less than the total number of Clarington Shares evidenced by any certificate submitted is to be deposited, fill in the number of Clarington Shares to be deposited in Box 1 on this Letter of Transmittal. In such case, new certificate(s) for the number of Clarington Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless otherwise provided in Box B on this Letter of Transmittal). The total number of Clarington Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

8.     Solicitation

        Identify the dealer or broker, if any, who solicited acceptance of the Offer by completing Box F on this Letter of Transmittal and present a list of beneficial holders, if applicable.

9.     U.S. Shareholders and Substitute Form W-9

        U.S. federal income tax law generally requires that a U.S. Shareholder who receives proceeds in exchange for Clarington Shares must provide the Depositary with his correct Taxpayer Identification Number ("TIN"), which, in the case of a Shareholder who is an individual, is generally the individual's social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service ("IRS") and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is timely furnished to the IRS.

        To prevent backup withholding, each U.S. Shareholder must provide its correct TIN by completing the "Substitute Form W-9" set forth in this document, which requires such holder to certify under penalties of perjury, (1) that the TIN provided is correct (or that such holder is awaiting a TIN), (2) that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the holder that it is no longer subject to backup withholding, and (3) that the holder is a U.S. person (including a U.S. resident alien).

        Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write "Exempt" in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

        If Clarington Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report.

        If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write "Applied For" in the space for the TIN in Part 1 of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the IRS.

        If the Substitute Form W-9 is not applicable to a holder because such holder is not a U.S. person for U.S. federal income tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8, signed under penalty of perjury. Such appropriate IRS Form W-8 may be obtained from the Depositary.

        A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH IN THIS LETTER OF TRANSMITTAL MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER.

10.   Currency of Payment

        Cash payment will be received in Canadian dollars.

11.   Miscellaneous

  (a)
  If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

  (b)
  If Deposited Shares are registered in different forms (e.g., "John Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Clarington Shares by execution of this Letter of Transmittal or a facsimile hereof waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by applicable law.

  (d)
  The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed bv the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

  (e)
  The Offerer will not pay any fees or commissions to any broker or dealer or any other person for soliciting deposits of Clarington Shares pursuant to the Offer (other than to members of the Soliciting Dealer Group and the Depositary), except as otherwise set forth in the Offer to Purchase.

  (f)
  Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

  (g)
  All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any deposit of Clarington Shares will be determined by the Offerer, in its sole discretion, which determination will be final and binding on all parties. The Offerer reserves the absolute right to reject any and all deposits of Clarington Shares determined by it not to be in proper form, or the acceptance for exchange of Industrial Alliance Shares and/or payment of cash in respect of which may, in the opinion of the Offerer's counsel, be unlawful. The Offerer also reserves the absolute right to waive (i) any of the conditions of the Offer, or (ii) any defect or irregularity in any deposit of Clarington Shares. No deposit of Clarington Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Offerer, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Offerer's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties. The Offerer reserves the right to permit the Offer to be accepted in a manner other than as set forth herein.

  (h)
  Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed below.

12.   Lost Certificates

        If a certificate has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Clarington's registrar and transfer agent so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, please ensure that you provide your telephone number so that the Depositary or Clarington's Company's transfer agent may contact you.

13.   Assistance

        THE DEPOSITARY OR THE DEALER MANAGER (SEE BACK COVER PAGE FOR THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS) OR YOUR INVESTMENT DEALER, STOCKBROKER, TRUST COMPANY MANAGER, BANK MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL.

        THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR DEPOSITED SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

FOR U.S. SHAREHOLDERS ONLY
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You)

To Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the IRS.

For this type of account:		Give the social security number of

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined fund, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single owner LLC	The owner(3)

For this type of account:		Give the employer identification number of

6.	A valid trust, estate, or pension trust	The legal entity(4)
7.	Corporate (or electing corporate status on Form 8832)	The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
9.	Partnership or multi-member LLC	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name on the second name line. You may use either your social security number or your employer identification number (if you have one). If you are a sole proprietor, IRS encourages you to use your social security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for a social security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an IT1N, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Business Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-829-3676.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

(i)
An organization exempt from tax under Section 501 (a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)

(ii)
The United States or any of its agencies or instrumentalities,

(iii)
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

(iv)
An international organization or any agency or instrumentality thereof, or

(v)
A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

(i)
A corporation,

(ii)
A financial institution,

(iii)
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

(iv)
A real estate investment trust,

(v)
A common trust fund operated by a bank under Section 584(a),

(vi)
An entity registered at all times during the tax year under the Investment Company Act of 1940,

(vii)
A middleman known in the investment community as a nominee or custodian,

(viii)
A futures commission merchant registered with the Commodity Futures Trading Commission,

(ix)
A foreign central bank of issue, or

(x)
A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

(i)
Payments to nonresident aliens subject to withholding under Section 1441.

(ii)
Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

(iii)
Payments of patronage dividends not paid in money.

(iv)
Payments made by certain foreign organizations.

(v)
Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

(i)
Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

(ii)
Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

(iii)
Payments described in Section 6049(b)(5) to nonresident aliens.

(iv)
Payments on tax-free covenant bonds under Section 1451.

(v)
Payments made by certain foreign organizations,

(vi)
Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

Exempt payees described above must file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments made to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish TIN. — If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)
Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail P.O. Box 7021 31 Adelaide Street East Toronto, Ontario, Canada M5C 3H2 Attention: Corporate Actions	By Registered Mail, by Hand or by Courier 100 University Avenue 9th Floor Toronto, Ontario, Canada M5J 2Y1 Attention: Corporate Actions

By Hand or Courier

Montreal
650 de Maisonneuve Blvd. West
Suite 700
Montreal, Quebec, Canada
H3A 3S8

Toll Free: 1-866-982-4599

E-Mail: corporateactions@computershare.com

The U.S. Forwarding Agent, Computershare Trust Company of New York
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York, USA 10005

The Dealer Managers for Offer are:

In Canada Scotia Capital Inc. Scotia Plaza, 66th Floor 40 King Street West Box 4085, Station "A" Toronto, Ontario M5X 2X6 Canada Telephone: (416) 945-4463	In the United States Scotia Capital (USA) Inc. One Liberty Plaza 165 Broadway, 26th Floor New York, New York 10006 U.S.A. Telephone: (212) 225-6604

        Any questions and requests for assistance or additional copies of this Letter of Transmittal, the Offer and Circular and the Notice of Guaranteed Delivery may be directed by holders of Clarington Shares to the Depositary, the U.S. Forwarding Agent or the Dealer Managers at their respective telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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SHAREHOLDER INFORMATION AND INSTRUCTIONS
SHAREHOLDER SIGNATURE
SUBSTITUTE FORM W-9 TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY
INSTRUCTIONS
FOR U.S. SHAREHOLDERS ONLY GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9